AMENDMENT NO. 3

TO AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

VANGUARD WORLD FUND

     This Amendment No. 3 (the "Amendment") to the Amended and Restated Agreement and Declaration of Trust of Vanguard World Fund (the "Trust") amends the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of November 19, 2008, as amended (the "Agreement").

     By resolutions adopted at a meeting of the Trust's Board of Trustees (the "Board") on July 21, 2017, the Board approved this Amendment. Under Article VIII, Section 4 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

     Whereas, the Trust desires to amend the Agreement to reflect the addition of the following new series: Vanguard Global Wellington Fund and Vanguard Global Wellesley Income Fund.

Now, therefore, the Agreement is hereby amended as follows:

1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2. All references in the Agreement to the "Amended Declaration of Trust" or "Declaration of Tmst" shall mean the Agreement as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

     In Witness Whereof, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of July Si. , 2017.

EXHIBIT 1

     AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

VANGUARD WORLD FUND

     SCHEDULE A VANGUARD WORLD FUND

SERIES AND CLASSES OF THE TRUST

SERIES	CLASSES

Vanguard Consumer Discretionary Index Fund	Admiral, ETF
Vanguard Consumer Staples Index Fund	Admiral, ETF
Vanguard Energy Index Fund	Admiral, ETF
Vanguard Extended Duration Treasury Index Fund	ETF, Institutional, Institutional Plus
Vanguard Financials Index Fund	Admiral, ETF
Vanguard FTSE Social Index Fund	Investor, Institutional
Vanguard Global Wellington Fund	Investor, Admiral
Vanguard Global Wellesley Income Fund	Investor, Admiral
Vanguard Health Care Index Fund	Admiral, ETF
Vanguard Industrials Index Fund	Admiral, ETF
Vanguard Information Technology Index Fund	Admiral, ETF
Vanguard International Growth Fund	Investor, Admiral
Vanguard Materials Index Fund	Admiral, ETF
Vanguard Mega Cap Growth Index Fund	ETF, Institutional
Vanguard Mega Cap Index Fund	ETF, Institutional
Vanguard Mega Cap Value Index Fund	ETF, Institutional
Vanguard Telecommunication Services Index Fund	Admiral, ETF
Vanguard U.S. Growth Fund	Investor, Admiral
Vanguard Utilities Index Fund	Admiral, ETF